UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 7, 2008

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John F. Milligan, Ph.D. as President

On May 7, 2008, the Board of Directors (the Board) of Gilead Sciences, Inc. (the Company) appointed John F. Milligan, Ph.D. to the position of President, replacing John C. Martin, Ph.D., who will continue to serve as the Company’s Chief Executive Officer. Dr. Milligan will continue to serve as the Company’s Chief Operating Officer, in addition to his new role of President.

Change in Compensation of Dr. Milligan

On May 7, 2008, in connection with the appointment of Dr. Milligan to President, the Compensation Committee of the Board (the Committee) approved an increase in Dr. Milligan’s base salary from $700,000 to $750,000, effective May 7, 2008. Dr. Milligan was also granted options to purchase 40,000 shares of the Company’s common stock at an exercise price per share equal to $54.14. The options will vest as to 20% of the shares on the first anniversary of the grant date, and the balance will vest in successive equal quarterly installments over the next four years of continued employment. The maximum term of the options is ten years. In addition, the Committee approved an increase in the target 2008 bonus award payable to Dr. Milligan under the Company’s Corporate Bonus Plan from 60% of base salary to 75% of base salary.

Amendment of the 2004 Equity Incentive Plan

On January 30, 2008, the Board amended the Gilead Sciences, Inc. 2004 Equity Incentive Plan (the Incentive Plan) to (i) increase the number of shares authorized for issuance under the Incentive Plan by 10,000,000 shares, (ii) increase the limit on the maximum number of shares for which full value awards, such as restricted stock, restricted stock units, performance shares, performance units (to the extent settled in common stock) and phantom shares, may be issued under the Incentive Plan by 5,000,000 shares and eliminate stock appreciation rights from such limitation and (iii) expand and re-confirm the performance criteria required for vesting of one or more awards under the Incentive Plan in order to assure that the income tax deductibility of those awards granted to certain executive officers will not be subject to the $1,000,000 per-person limitation otherwise imposed under Section 162(m) of the Internal Revenue Code. The stockholders of the Company approved the amendment to the Incentive Plan at the 2008 Annual Meeting of Stockholders on May 8, 2008. The Incentive Plan is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2008, the Board adopted an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 1,400,000,000 shares to 2,800,000,000 shares. The stockholders of the Company approved the increase in the authorized number of shares of common stock at the 2008 Annual Meeting of Stockholders on May 8, 2008. The Restated Certificate of Incorporation is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

On May 7, 2008, the Board appointed John C. Martin, Ph.D., the Company’s Chief Executive Officer, to also serve as the Company’s Chairman of the Board, replacing James M. Denny, who will remain a member of the Company’s Board of Directors, serving as lead independent director of the Company. The Lead Independent Director Charter is available on the Company’s website at http://www.gilead.com in the Investors section under “Corporate Governance.”

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Gilead Sciences, Inc., as amended through May 8, 2008

10.1	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended through May 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ John F. Milligan
John F. Milligan, Ph.D.
President and Chief Operating Officer

Date: May 9, 2008

Exhibit Index

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Gilead Sciences, Inc. as amended through May 8, 2008

10.1	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended through May 8, 2008